Exhibit 99

Anadarko Announces Second-Quarter Results

Raises Sales-Volumes Guidance While Reaffirming Capital
 Receives Commitments for New Five-Year Credit Facility

HOUSTON--(BUSINESS WIRE)--August 3, 2010--Anadarko Petroleum Corporation (NYSE: APC) today announced a second-quarter 2010 net loss attributable to common stockholders of $40 million, or $0.08 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $284 million, or $0.57 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the second quarter of 2010 was $1.566 billion, and discretionary cash flow totaled $1.278 billion.(2)

SECOND-QUARTER 2010 HIGHLIGHTS

  Increased quarterly sales volumes by 6 percent over second-quarter 2009
  Reduced lease operating expenses per unit by 15 percent over second-quarter 2009
  Announced successful appraisal results in the Gulf of Mexico and Ghana
  Achieved significant growth in shale programs
  Continued to advance sanctioned mega projects on time and on budget

“During the second quarter, Anadarko’s diverse portfolio continued to deliver upon our operating and strategic objectives with increased sales volumes, improved cost management and margins, continued drilling success onshore and offshore, and significant gains in drilling efficiencies,” Anadarko Chairman and CEO Jim Hackett said. “Because of the company’s strong and consistent portfolio performance, we are increasing full-year production guidance for the second time this year, while maintaining initial capital guidance. We now expect sales volumes to be in the range of 232 million to 236 million BOE (barrels of oil equivalent), representing an increase of 5 to 7 percent over 2009.”

OPERATIONS UPDATE

During the second quarter of 2010, Anadarko increased sales volumes by approximately 6 percent over the second quarter of 2009. This performance was primarily driven by the company’s Marcellus, Eagleford and Haynesville shale plays, which are achieving critical mass, along with significant production increases from the liquids-rich areas of the company’s Rockies position.

Second-quarter 2010 sales volumes of natural gas, crude oil and natural gas liquids totaled 59 million BOE, or 651,000 BOE per day. Second-quarter 2010 natural gas sales volumes averaged approximately 2.3 billion cubic feet per day. Oil sales volumes in the second quarter averaged 198,000 barrels per day and natural gas liquids sales volumes averaged 66,000 barrels per day.

Prior to the federally mandated deepwater drilling moratorium in the Gulf of Mexico, the company continued to achieve positive drilling results, with successful appraisal wells in the Lucius and Vito fields. As previously announced, the second Lucius appraisal well encountered more than 650 net feet of oil pay in three zones, with one additional target yet to be tested. Anadarko operates Lucius with a 50-percent working interest. Also during the quarter, the second Vito appraisal well was drilled approximately one mile to the southwest of the original discovery. Drilling was halted due to the moratorium, prior to reaching the main objectives; however, the well encountered approximately 250 net feet of pay in a shallower Miocene reservoir. Anadarko holds a 20-percent working interest in Vito, which is operated by Shell Offshore Inc.

In West Africa, the Mahogany #5 appraisal well encountered 75 net feet of pay in Jubilee-equivalent sands. This was the final well in the East Jubilee appraisal area in the West Cape Three Points Block, where Anadarko holds a 30.9-percent working interest. Subsequent to the end of the second quarter, Anadarko and partners announced another significant discovery in the Deepwater Tano Block at the Owo prospect. The Owo-1 well encountered approximately 174 net feet of high-quality oil pay. The discovery continues to enhance the gross resource potential of the West African Cretaceous trend, where Anadarko holds an interest in more than 8 million gross acres spanning four countries’ offshore waters. The company plans to continue its active exploration and appraisal program of this trend through 2010 and 2011.

MEGA PROJECTS UPDATE

The company’s three sanctioned mega projects remain on schedule and on budget. The Kwame Nkrumah floating production, storage and offloading (FPSO) vessel arrived in Ghana at the Jubilee field in June and is now moored on location. The well completion program is under way, and Jubilee Phase I remains on track to deliver first production toward the end of this year. The Caesar/Tonga development program in the Gulf of Mexico also is on schedule for first production during the first half of 2011. Subsea facilities installation is under way, and all major topsides lifts were completed during the second quarter. Well completion activities are expected to begin, subject to regulatory approvals. The El Merk project in Algeria is approximately 50 percent complete, with startup expected to occur in late 2011.

DEEPWATER HORIZON EVENT UPDATE

During the second quarter, the Macondo well in the Gulf of Mexico, in which Anadarko holds a 25-percent non-operating interest, discovered hydrocarbon accumulations. During suspension operations, the well blew out, an explosion occurred on the Deepwater Horizon drilling rig and the rig sank, resulting in the deaths of 11 crew members and the release of hydrocarbons into the Gulf. As previously stated, Anadarko believes that, based on the publicly available information, testimonies and investigations to date, this tragedy was preventable and likely the result of the operator’s gross negligence and/or willful misconduct. A more detailed description of the potential liabilities related to this event are included in the company’s second-quarter 2010 report on Form 10-Q that will be filed with the U.S. Securities and Exchange Commission.

LIQUIDITY UPDATE

Anadarko’s producing assets continued to generate significant cash flow, and the company ended the quarter with approximately $3.4 billion of cash on hand. In addition, the company today announced it has received new bank commitments from a group of lenders led by J.P. Morgan for an aggregate $6.5 billion. The new commitments include a $5.0 billion senior secured five-year credit facility, which will replace the company’s existing $1.3 billion credit facility, and a $1.5 billion senior secured six-year term loan, which will be used to refinance approximately $1.3 billion of debt currently scheduled to mature in 2012.

“Our financial position is very strong,” said Hackett. “We generated discretionary cash flow of approximately $1.3 billion during the second quarter, and today’s announcement of new bank facilities further enhances our liquidity position. We believe this action is prudent in order to extend the maturity date of our credit facilities, replace near-term maturing debt, provide the ability to finance our ongoing business needs, and protect the interests of all of our stakeholders by providing ample access to additional capital, should the need arise.”

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Wednesday, Aug. 4, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2010. The dial-in number is 888.680.0878 in the United States or 617.213.4855 internationally. The confirmation number is 39759023. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on second-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2009, the company had approximately 2.3 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While Anadarko believes that its expectations are based on reasonable assumptions as and when made, no assurance can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including the following: the outcome of events in the Gulf of Mexico relating to the Macondo well; the Company’s ability to successfully defend its stated position under the Macondo joint operating agreement; the impact of the deepwater drilling moratorium and resulting legislative and regulatory changes on the Company’s Gulf of Mexico and International offshore operations; Anadarko’s ability to achieve its production targets, successfully manage its capital expenditures and to complete, test and produce the wells and prospects identified in this news release; and Anadarko’s ability to close on the $5.0 billion senior secured revolving credit facility that matures in five years and a $1.5 billion senior secured term-loan facility that matures in six years for which the Company has received commitments. Other factors that could impact the forward-looking statements are described in “Risk Factors” in the company’s 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings and press releases. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Anadarko Petroleum Corporation Certain Items Affecting Comparability

		Quarter Ended June 30, 2010
		Before	After	Per Share
millions except per-share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*		$(305)	$(195)	(0.39)
Gains (losses) on divestitures, net		2	1	-
Impairments		(115)	(73)	(0.15)
Change in uncertain tax positions (FIN48)		-	(17)	(0.03)
		$(418)	$(284)	$(0.57)

*For the quarter ended June 30, 2010, before-tax unrealized gains (losses) on derivatives, net includes $103 million related to commodity derivatives, $(406) million related to other derivatives, and $(2) million related to gathering, processing and marketing sales.

		Quarter Ended June 30, 2009
		Before	After	Per Share
millions except per-share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*		$(467)	$(298)	(0.63)
Realized gains on interest rate swaps		552	352	0.74
Gains (losses) on divestitures, net		8	5	0.02
Impairments		(23)	(15)	(0.03)
Other adjustments		(57)	(37)	(0.08)
Change in uncertain tax positions (FIN48)		-	32	0.07
		$13	$39	$0.09

*For the quarter ended June 30, 2009, before-tax unrealized gains (losses) on derivatives, net includes $(266) million related to commodity derivatives, $(197) million related to other derivatives, and $(4) million related to gathering, processing and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income (loss) to evaluate the company’s operational trends and performance.

	Quarter Ended		Year to Date
	June 30,		June 30,
millions	2010	2009	2010	2009
Net cash provided by operating activities	$1,566	$1,228	$2,883	$1,761
Add back:
Change in accounts receivable	(32)	118	(5)	(138)
Change in accounts payable and accrued expenses	(52)	(432)	229	157
Change in other items - net	(204)	602	(299)	468
Discretionary cash flow from operations	$1,278	$1,516	$2,808	$2,248

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			June 30, 2010
			Quarter	Year
millions			Ended	to Date
Discretionary cash flow from operations			$1,278	$2,808
Less: Capital expenditures			1,367	2,606
Free cash flow			$(89)	$202

	Quarter Ended		Quarter Ended
	June 30, 2010		June 30, 2009
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(40)	(0.08)	$(226)	(0.48)
Less: Certain items affecting comparability	(284)	(0.57)	39	0.09
Adjusted net income (loss)	$244	$0.49	$(265)	$(0.57)

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company's outstanding debt obligations relative to its cash and cash equivalents on hand.

				June 30,
millions				2010
Total debt				$12,351
Less: Cash and cash equivalents				3,374
Net debt				$8,977

Anadarko Petroleum Corporation (Unaudited)

	Quarter Ended		Year to Date
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2010	2009	2010	2009
Consolidated Statements of Income
Revenues and Other
Gas sales	$802	$663	$1,883	$1,534
Oil and condensate sales	1,338	914	2,840	1,550
Natural-gas-liquids sales	235	116	509	199
Gathering, processing and marketing sales	188	201	461	362
Gains (losses) on divestitures and other, net	41	19	50	64
Total	2,604	1,913	5,743	3,709
Costs and Expenses
Oil and gas operating	196	218	383	459
Oil and gas transportation and other*	196	184	387	358
Exploration	198	288	353	589
Gathering, processing and marketing	149	183	332	318
General and administrative	203	226	413	435
Depreciation, depletion and amortization	902	933	1,883	1,739
Other taxes	268	180	569	330
Impairments	115	23	127	74
Total	2,227	2,235	4,447	4,302
Operating Income (Loss)	377	(322)	1,296	(593)
Other (Income) Expense
Interest expense	200	201	424	383
(Gains) losses on commodity derivatives, net	(264)	168	(852)	369
(Gains) losses on other derivatives, net	406	(348)	435	(446)
Other (income) expense, net	14	8	23	(3)
Total	356	29	30	303
Income (Loss) Before Income Taxes	21	(351)	1,266	(896)
Income Tax Expense (Benefit)	49	(135)	566	(349)
Net Income (Loss)	$(28)	$(216)	$700	$(547)
Net Income Attributable to Noncontrolling Interests	12	10	24	17
Net Income (Loss) Attributable to Common Stockholders	$(40)	$(226)	$676	$(564)
Per Common Share:
Net income (loss) attributable to common stockholders - basic	$(0.08)	$(0.48)	$1.36	$(1.21)
Net income (loss) attributable to common stockholders - diluted	$(0.08)	$(0.48)	$1.35	$(1.21)
Average Number of Common Shares Outstanding - Basic	495	477	494	468
Average Number of Common Shares Outstanding - Diluted	495	477	496	468

Exploration Expense
Dry hole expense	$17	$93	$42	$214
Impairments of unproved properties	114	131	202	238
Geological and geophysical expense	25	17	28	51
Exploration overhead and other	42	47	81	86
Total	$198	$288	$353	$589

* For the three and six months ended June 30, 2010, oil and gas transportation and other expenses includes $12 million related to force majeure invoked on contracted deepwater drilling rigs in the Gulf of Mexico.

Anadarko Petroleum Corporation (Unaudited)

	Quarter Ended		Year to Date
Summary Financial Information	June 30,		June 30,
millions	2010	2009	2010	2009
Cash Flow from Operating Activities
Net income (loss)	$(28)	$(216)	$700	$(547)
Depreciation, depletion and amortization	902	933	1,883	1,739
Deferred income taxes	(251)	57	(97)	(242)
Dry hole expense and impairments of unproved properties	131	224	244	452
Impairments	115	23	127	74
(Gains) losses on divestitures, net	(2)	(8)	(15)	(18)
Unrealized (gains) losses on derivatives	305	467	(240)	707
Other noncash items	106	36	206	83
Discretionary Cash Flow from Operations	1,278	1,516	2,808	2,248
(Increase) decrease in accounts receivable	32	(118)	5	138
Increase (decrease) in accounts payable and accrued expenses	52	432	(229)	(157)
Other items - net	204	(602)	299	(468)
Net cash provided by operating activities	$1,566	$1,228	$2,883	$1,761

Capital Expenditures	$1,367	$914	$2,606	$2,021

			June 30,	December 31,
			2010	2009
Condensed Balance Sheets
Cash and cash equivalents			$3,374	$3,531
Other current assets			2,700	2,552
Net properties and equipment			37,619	37,204
Other assets			1,541	1,514
Goodwill and other intangible assets			5,313	5,322
Total Assets			$50,547	$50,123
Current debt			$909	$-
Other current liabilities			3,760	3,824
Long-term debt			10,093	11,149
Midstream subsidiary note payable to a related party			1,349	1,599
Other long-term liabilities			13,231	13,136
Stockholders' equity			20,655	19,928
Noncontrolling interests			550	487
Total Liabilities and Equity			$50,547	$50,123
Capitalization
Total debt			$12,351	$12,748
Stockholders' equity			20,655	19,928
Total			$33,006	$32,676
Capitalization Ratios
Total debt			37%	39%
Stockholders' equity			63%	61%

Anadarko Petroleum Corporation (Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended June 30, 2010
United States	2,324	130	66	211	12	6	$3.79	$73.89	$39.05
Algeria		53			5			75.51
Other International		15			1			76.18
Total	2,324	198	66	211	18	6	$3.79	$74.49	$39.05

Quarter Ended June 30, 2009
United States	2,336	111	46	213	9	4	$3.12	$55.31	$27.64
Algeria		52			5			56.29
Other International		19			2			53.88
Total	2,336	182	46	213	16	4	$3.12	$55.44	$27.64

Year to Date June 30, 2010
United States	2,358	133	66	427	24	12	$4.41	$74.45	$42.80
Algeria		61			11			75.81
Other International		15			3			74.68
Total	2,358	209	66	427	38	12	$4.41	$74.86	$42.80

Year to Date June 30, 2009
United States	2,325	106	43	421	19	8	$3.64	$47.23	$25.52
Algeria		55			10			50.61
Other International		16			3			47.07
Total	2,325	177	43	421	32	8	$3.64	$48.26	$25.52

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE

Quarter Ended June 30, 2010	651	59
Quarter Ended June 30, 2009	617	56

Year to Date June 30, 2010	668	121
Year to Date June 30, 2009	608	110

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized
Quarter Ended June 30, 2010
United States	$802	$872	$235	$163	$(166)	$(4)	$261
Algeria		364				2	8
Other International		102
Total	$802	$1,338	$235	$163	$(166)	$(2)	$269

Quarter Ended June 30, 2009
United States	$663	$557	$116	$91	$(100)	$5	$(132)
Algeria		264				2	(34)
Other International		93
Total	$663	$914	$116	$91	$(100)	$7	$(166)

Year to Date June 30, 2010
United States	$1,883	$1,807	$509	$182	$400	$(5)	$256
Algeria		834				5	14
Other International		199
Total	$1,883	$2,840	$509	$182	$400	$-	$270

Year to Date June 30, 2009
United States	$1,534	$913	$199	$176	$(377)	$33	$(150)
Algeria		501				12	(63)
Other International		136
Total	$1,534	$1,550	$199	$176	$(377)	$45	$(213)

Anadarko Petroleum Corporation Financial and Operating External Guidance As of August 3, 2010

	3rd Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	55	-	58	232	-	236

Crude Oil (MBbl/d):	184	-	192	197	-	200

United States	117	-	122	126	-	127
Algeria	54	-	56	56	-	57
Other International	13	-	14	15	-	16

Natural Gas (MMcf/d):

United States	2,150	-	2,225	2,260	-	2,300

Natural Gas Liquids (MBbl/d):

United States	58	-	62	62	-	64

	$/ Unit			$/ Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(3.00)	-	(4.00)

United States	(3.00)	-	(5.00)	(3.50)	-	(5.50)
Algeria	1.00	-	(1.00)	(1.00)	-	(2.00)
Other International	(4.00)	-	(9.00)	(4.00)	-	(8.00)

Natural Gas ($/Mcf):

United States	(0.25)	-	(0.60)	(0.25)	-	(0.50)

Anadarko Petroleum Corporation Financial and Operating External Guidance As of August 3, 2010

	3rd Qtr			Total Year
	Guidance			Guidance

	$MM			$MM
Other Revenues:
Marketing and Gathering Margin	35	-	45	175	-	200
Minerals and Other	15	-	25	50	-	75

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	3.75	-	4.25	3.75	-	4.00
Oil & Gas Transportation/Other	3.25	-	3.50	3.25	-	3.35
Depreciation, Depletion and Amortization	15.25	-	15.75	15.25	-	15.75
Production Taxes (% of Revenue)	10.0%	-	12.0%	10.5%	-	11.5%

	$MM			$MM

General and Administrative	225	-	235	910	-	940
Exploration Expense
Non-Cash	190	-	210	725	-	775
Cash	70	-	80	275	-	300
Interest Expense (net)	175	-	185	760	-	785
Other (Income) Expense	(5)	-	10	(10)	-	25

Tax Rate (all current)
Algeria	55%	-	65%	55%	-	65%
Rest of Company	20%	-	40%	20%	-	40%

Avg. Shares Outstanding (MM)

Basic	495	-	496	493	-	495
Diluted	497	-	498	495	-	497

	$MM			$MM
Capital Investment:

Capital Expenditures	1,270	-	1,465	5,175	-	5,470
Capitalized Interest	30	-	35	125	-	130

Anadarko Petroleum Corporation Commodity Hedge Positions (Excluding Natural Gas Basis) As of August 3, 2010

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu

		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2010	1,630	$4.22	$5.59	$8.23
2011	480	$5.00	$6.50	$8.29
2012	500	$5.00	$6.50	$9.03

Fixed Price - Financial
2010	90	$6.10
2011	90	$6.17

	Volume (thousand MBbls/d)	Weighted Average Price per barrel

		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2010	129	$49.34	$64.34	$90.73
2011	126	$64.29	$79.29	$99.95
2012	2	$35.00	$50.00	$92.50

Interest Rate Derivatives As of August 3, 2010

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

Anadarko Petroleum Corporation Natural Gas Basis Hedge Positions As of August 3, 2010

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
2010
Mid Continent	125	$(0.83)
Rocky Mountains	495	$(1.01)
	620	$(0.98)

2011	15	$(0.76)
Mid Continent	30	$(2.22)
Rocky Mountains	45	$(1.74)

Rockies Export Firm Transportation As of August 3, 2010 (Only shown through 2012)
		Daily Volume (MMMBtus)
		by Pricing Point
Delivery/Pricing Point
2010
Mid Continent		491
West Coast		77
Mid West**
		568
2011
Mid Continent		491
West Coast*		283
Mid West**		250
		1,024
2012***
Mid Continent		491
West Coast		283
Mid West		250
		1,024

*New agreement with Ruby estimated to begin in March 2011.
**New agreement with Bison estimated to begin in November 2010.
***It is assumed that any export contracts set to expire in 2012 will be extended.

CONTACT:
Anadarko Petroleum Corporation
MEDIA:
John Christiansen, 832.636.8736
john.christiansen@anadarko.com
or
Matt Carmichael, 832.636.2845
matt.carmichael@anadarko.com
or
INVESTORS:
John Colglazier, 832.636.2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832.636.8434
chris.campbell@anadarko.com
or
Dean Hennings, 832.636.2462
dean.hennings@anadarko.com